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                                                                    Exhibit 99.1



FOR IMMEDIATE RELEASE

CONTACTS:
--------
Deborah Carty                                       Mark Vincent
NexMed, Inc.                                        Euro RSCG Life NRP
609-208-9688, ext: 159                              (212) 845-4239
dcarty@nexmed.com                                   Mark.Vincent@eurorscg.com

                 NEXMED REPORTS FIRST QUARTER FINANCIAL RESULTS

ROBBINSVILLE, NJ, MAY 6, 2004--NEXMED, INC. (NASDAQ: NEXM), a developer of innovative pharmaceutical products based on its proprietary NexACT(R) transdermal drug delivery technology, today announced first quarter 2004 results. For the three months ended March 31, 2004, the Company reported net loss of $3,981,566 or $0.10 per share for the quarter. The Company recorded $104,199 in revenue during the first quarter 2004 and deferred revenue of $97,958 in revenue.

FIRST QUARTER 2004 HIGHLIGHTS
The Company recently announced the results from a three-month interim analysis of its multi-center, randomized, placebo-controlled, parallel, blinded efficacy and safety study. The overseas study, which enrolled 120 patients with various severities of big toenail fungal infection, is designed to evaluate the dose-response relationship of the efficacy and safety of NM100060, NexMed's proprietary nail lacquer treatment for onychomycosis. The interim data suggest that all three tested doses of NM100060 were well tolerated by the patients, and the primary efficacy rate, defined as simultaneous negative mycological test and healthy new nail growth greater than 3 millimeter (>3 mm) after three months, was up to 55%.

NexMed announced its plans to initiate a 400-patient Phase 3 study for Femprox(R) in China. The study is double-blind, placebo-controlled and randomized, and will test the efficacy and safety of Femprox(R), its cream in patients diagnosed with female sexual arousal disorder. The Company anticipates the initiation of this study with its Asian licensee during second quarter 2004.

The Company also announced that it received a Notice of Allowance for its patent application entitled, "Compositions and Methods for Amelioration of Human Female Sexual Dysfunction." The patent, when issued, will protect Femprox(R) for use in the treatment for female sexual arousal disorder, and will provide U.S. exclusivity to December 2018.

CONFERENCE CALL
NexMed management will host a conference call today, May 6, 2004, at 10:30 AM ET, during which management will review first quarter accomplishments and financial results, as well as provide 2004 milestone objectives. The call can be accessed in the U.S. by dialing 877-407-9205 and outside of the U.S. by dialing 201-689-8054, and asking the conference operator for the NexMed Conference Call. The conference call will also be Webcast live at http://www.vcall.com/EventPage.asp?ID=83920.

ABOUT NEXMED, INC.

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NexMed, Inc. is an emerging drug developer that is leveraging its proprietary drug technology to develop a significant pipeline of innovative pharmaceutical products to address large unmet medical needs. Its lead NexACT(R) product under development is the Alprox-TD(R) cream treatment for erectile dysfunction. The Company is also working with various pharmaceutical companies to explore the incorporation of NexACT(R) into their existing drugs as a means of developing new patient-friendly transdermal products and extending patent lifespans and brand equity.

Statements under the Private Securities Litigation Reform Act: with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risk and uncertainties that may individually or mutually impact the matters herein described, including but not limited to its ability to enter into partnering agreements or raise financing on acceptable terms, successful completion of clinical development programs, regulatory review and approval, product development and acceptance, manufacturing, competition, and/or other factors, some of which are outside the control of the Company.

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